EXHIBIT (21)

                        SUBSIDIARIES OF REGISTRANT
                        --------------------------


NAME OF SUBSIDIARY                        STATE OR COUNTRY OF INCORPORATION
------------------                        ---------------------------------
AgLead K.K.                                           Japan
Bee Chemical Company                                  Illinois
   Nippon Bee Chemical Co., Ltd                       Japan
   (50% owned by Bee Chemical Company)
   Morton Nippon Coatings Partnership                 Illinois
   (50% owned by Bee Chemical Company)
Beijing Eastern Rohm and Haas Company, Limited        China
Canadian Salt Company Limited (The)                   Canada
Charles Lennig and Company, Incorporated              Pennsylvania
Compagnie des Salins du Midi et des Salines de l'Est  France
   Compagnie Italienne Des Sels S.A                   Italy
      Union Salinera De Espana S.A                    Spain
Compagnie Commerciale Des Sals Marins S.A.R.L.        France
Duolite Int. Ltd.                                     England
Inagua General Store, Limited                         Bahamas
Japan Acrylic Chemical Company, Ltd.                  Japan
LeaRonal AG                                           Germany
LeaRonal Asia Ltd.
   LeaRonal Korea                                     Korea
   LeaRonal Taiwan Company, Ltd.                      Taiwan
   LeaRonal Singapore Pte Ltd.                        Singapore
   Dongguan LeaRonal Fine Chemicals Ltd.              China
LeaRonal UK Ltd.                                      England
LG-Shipley, Ltd.                                      South Korea
Morton Bahamas Limited                                Bahamas
Morton International B.V                              Netherlands
Morton International Co., Ltd                         Japan
Morton International G.m.b.H                          Germany
   IRO Chemie                                         Germany
Morton International Limited                          England
Morton International Ireland Company                  Ireland
Morton International, Ltd                             Japan
Morton International S.A                              France
   Morton S.A                                         France
Morton International S.p.A                            Italy
Morton International Holding S.A.S.                   France
Morton International S.A.                             Belgium
Morton International, Incorporated                    Indiana
Morton-WKK, Ltd                                       Bermuda
   (50% owned by Morton International, Inc.)
   Dongguan Kong King                                 China
Morton-WKK, Ltd                                       Hong Kong
Morton Service B.V.                                   Netherlands
Nichigo-Morton Co., Ltd                               Japan
   (50% owned by Morton International, Inc.) N.V.
Nippon Bee Chemical Company, Ltd.                     Japan
P.T. Rohm and Haas Company Indonesia                  Indonesia
Quimica Conosur Sociedad Anonima                      Uruguay
Rohm and Haas Australia Pty. Ltd.                     Australia
Rohm and Haas (Bermuda), Ltd.                         Bermuda
Rohm and Haas Canada Inc.                             Canada
Rohm and Haas Capital Corporation                     Delaware
Rohm and Haas Chemical (Thailand) Ltd.                Thailand
Rohm and Haas China, Inc.                             Delaware
Rohm and Haas Colombia S.A.                           Colombia
Rohm and Haas Commerce Incorporated                   Delaware
Rohm and Haas Credit Corporation                      Delaware
Rohm and Haas Denmark ApS                             Denmark
Rohm and Haas Denmark Finance A/S                     Denmark
Rohm and Haas Deutschland GmbH                        Germany
Rohm and Haas Deutschland Holding GmbH
Rohm and Haas European Holdings ApS                   Denmark
Rohm and Haas Equity Corporation                      Delaware
Rohm and Haas Espana S.A.                             Spain
Rohm and Haas Finance Company                         Delaware
Rohm and Haas Foreign Sales Corporation               U.S. Virgin Islands
Rohm and Haas France S.A.                             France
Rohm and Haas Holdings Ltd.                           Bermuda
Rohm and Haas (UK) Holdings, Limited                  England
Rohm and Haas Investment Holdings, Incorporated       Delaware
Rohm and Haas International SAS                       France
Rohm and Haas Italia S.r.l.                           Italy
Rohm and Haas Japan K.K.                              Japan
Rohm and Haas Latin America, Inc.                     Delaware
Rohm and Haas Mexico S.A. de C.V.                     Mexico
Rohm and Haas New Zealand Limited                     New Zealand
Rohm and Haas Nordiska AB                             Sweden
Rohm and Haas Performance Plastics, Inc.              Delaware
Rohm and Haas Philippines, Inc.                       Philippines
Rohm and Haas Puerto Rico, Incorporated               Delaware
Rohm and Haas Quimica Ltda.                           Brazil
Rohm and Haas (Scotland) Limited                      England
Rohm and Haas Singapore (Pte.) Ltd.                   Singapore
Rohm and Haas Taiwan Inc.                             Taiwan
Rohm and Haas Texas Incorporated                      Texas
Rohm and Haas (UK) Limited                            England

                                                                  EXHIBIT (21)


                        SUBSIDIARIES OF REGISTRANT
                        --------------------------


NAME OF SUBSIDIARY                        STATE OR COUNTRY OF INCORPORATION
------------------                        ---------------------------------
Rohm and Haas Unison Holdings, Incorporated           Delaware
SEI S.r.l.                                            Italy
Shipley Company L.L.C.                                Massachusetts
Shipley Europe Limited                                England
Shipley Far East Limited                              Japan
Shipley Holdings, Inc.                                Delaware
Toyo-Morton Limited                                   Japan
   (50% owned by Morton International, Inc.)
TosoHaas                                              Pennsylvania
Union Salinera De Espana S.A.                         Spain


NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company. The company owns a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.